UNDERWRITING AGREEMENT

UNDERWRITING AGREEMENT, effective December 12, 2008, by and between CALVERT DISTRIBUTORS, INC., a Delaware corporation (the "Distributor"), and SUMMIT MUTUAL FUNDS, INC., a Maryland corporation (the "Fund").

WHEREAS, the Fund is registered as an open-end investment company under the Investment Company Act of l940 (the "l940 Act") and has registered its shares, including shares of its series portfolios (the "Series"), and may register shares of additional series in the future, for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws;

WHEREAS, the Fund wishes to retain the Distributor as the principal underwriter in connection with the offer and sale of shares of the Series (the "Shares") and to furnish certain other services to the Series as specified in this Agreement;

WHEREAS, this Agreement has been approved by a vote of the Fund's Board of Directors and certain directors who are not interested persons of the Fund, in conformity with the l940 Act and the rules and regulations thereunder; and

WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is hereby agreed as follows:

l. The Fund hereby appoints the Distributor as principal underwriter in connection with the offer and sale of its Shares. The Distributor shall, as agent for the Fund, subject to applicable federal and state law and the Articles of Incorporation and Bylaws of the Fund and in accordance with the representations in the Fund's Registration Statement and Prospectus, as such documents may be amended from time to time: (a) promote the Series; (b) enter into appropriate dealer agreements with insurance companies and other registered broker-dealers for further distribution of the Shares ("Dealers"); (c) solicit orders for the purchase of the Shares subject to such terms and conditions as the Fund may specify; (d) transmit promptly orders and payments for the purchase of Shares and orders for redemption of Shares to the Fund's transfer agent; and (e) provide services agreed upon by the Fund to Portfolio contractholders and shareholders; provided, however, that the Distributor will sell no shares pursuant to this Agreement until the Distributor is notified that the Fund's Registration Statement under the 1933 Act, authorizing the sale of such Shares through the Distributor, has become effective. The Distributor shall comply with all applicable federal and state laws and offer the Shares on an agency or "best efforts" basis under which the Fund will only issue such Shares as are actually sold.

2. The public offering price of the Shares will be the net asset value ("NAV") per share (as determined by the Fund) of the outstanding Shares of the respective Series, plus the applicable sales charge, if any, as set forth in the Fund's then-current Prospectuses. The Fund shall furnish the Distributor with a statement of each computation of NAV and of the details entering into such computation.

3. As compensation for the services performed and the expenses assumed by the Distributor under this Agreement, payments to the Distributor may be authorized by the Fund's Board of Directors from time to time in accordance with applicable law.

a. Distribution Fee

i. Class A. In consideration of the Distributor's services as distributor for the Class A Shares of a Fund, each Fund may pay to the Distributor the Distribution Fee as set forth in Schedule II to this Agreement that is payable pursuant to the Fund's Distribution Plan.

ii. Class F. In consideration of the Distributor's services as distributor for the Class F Shares of a Fund, each Fund may pay to the Distributor the Distribution Fee as set forth in Schedule II to this Agreement that is payable pursuant to the Fund's Distribution Plan.

b. Service Fee. As additional compensation, for Class A and Class F Shares of each Series, applicable Funds shall pay the Distributor a Service fee (as that term is defined by the National Association of Securities Dealers ("NASD")) as set forth in Schedule III to this Agreement that is payable pursuant to the Fund's Distribution Plan.

c. Front-End Sales Charges. As additional compensation for the services performed and the expenses assumed by the Distributor under this Agreement, the Distributor may, in conformity with the terms and conditions set forth in the then current Prospectus of each Fund, impose and retain for its own account the amount of the front-end sales charge, if any, and may reallow a portion of any front-end sales charge to other broker-dealers, all in accordance with NASD Rules.

4. The Distributor may transfer the right to payments hereunder (but not its obligations hereunder ) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Fund.

5. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Fund with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the term "Prospectus" shall mean the form of prospectuses filed by the Fund as part of the Registration Statement.

6. The Distributor shall print and distribute to prospective investors Prospectuses, and may print and distribute such other sales literature, reports, forms, and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor shall give only such information and make only such statements or representations, and require Dealers with whom it enters into dealer agreements to give only such information and make only such statements or representations, as are contained in the Prospectus or in information furnished in writing to the Distributor by the Fund. The Fund shall not be responsible in any way for any other information, statements or representations given or made by the Distributor, Dealers, or the representatives or agents of the Distributor or such Dealers. Except as specifically provided in paragraph 3 of this Agreement, the Fund shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

7. The Fund agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Fund shall bear all expenses related to preparing and typesetting such Prospectuses and other materials required by law and such other expenses, including printing and mailing expenses, related to the fund's communications with persons who are contractholders and/or shareholders of the Fund.

8. The Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section l5 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in its Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Fund or its contractholders or shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

9. The Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund with the meaning of Section l5 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading.

10. The Fund reserves the right, at any time, to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

11. The Distributor is an independent contractor and shall be agent for the Series only in respect to the offer, sale and redemption of the Shares.

12. The services of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

13. The Distributor acknowledges that it has received notice of and accepts the limitations upon the Fund's liability. The Distributor agrees that the Fund's obligations hereunder in any case shall be limited to the Fund and to its assets and that the Distributor shall not seek satisfaction of any such obligation from the contractholders or shareholders of the Fund nor from any Director, officer, employee or agent of the Fund.

14. The Fund shall not use the name of the Distributor in any Prospectus, sales literature or other material relating to the Fund in any manner not approved prior thereto by the Distributor; provided, however, that the Distributor shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Securities and Exchange Commission ("SEC") or a State Securities Commission; and, provided further, that in no event shall such approval be unreasonably withheld. The Distributor shall not use the name of the Fund or Series in any material relating to the Distributor in any manner not approved prior thereto by the Fund; provided, however, that the Fund shall approve all uses of its name which merely refer in accurate terms to the appointment of the Distributor hereunder or which are required by the SEC or a State Securities Commission; and, provided further, that in no event shall such approval be unreasonably withheld.

15. The Distributor shall prepare written reports for the Board of Directors of the Fund on a quarterly basis showing information concerning services provided and expenses incurred which are related to this Agreement and such other information as from time to time shall be reasonably requested by the Fund's Board of Directors.

16. As used in this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meaning given to them by Section 2(a) of the l940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order; provided however that, in order to obtain financing, the Distributor may assign to a lending institution the payments due to the Distributor under this Agreement without it constituting an assignment of the Agreement.

17. Subject to the provisions of paragraphs l8 and l9 below, this Agreement will remain in effect for two years from the date of its execution and from year to year thereafter, provided that the Distributor does not notify the Fund in writing at least sixty (60) days prior to the expiration date in any year that it does not wish continuance of the Agreement for an additional year.

18. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Distributor on sixty (60) days' written notice to the other party. The Fund may effect such termination by a vote of (i) a majority of the Board of Directors of the Fund; (ii) a majority of the directors who are not interested persons of the Fund, who are not parties to this Agreement or interested persons of such parties, and who have no direct or indirect financial interest in the operation of the Distribution Plan, if any, in this Agreement or in any agreement related to the Fund's Distribution Plan (the "Rule l2b-l Directors"); or (iii) a majority of the outstanding voting securities of the Series.

19. This Agreement shall be submitted for renewal to the Board of Directors of the Fund at least annually and shall continue in effect only so long as specifically approved at least annually (i) by a majority vote of the Fund's Board of Directors, and (ii) by the vote of the majority of the Rule l2b-l Directors, if any, of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

CALVERT DISTRIBUTORS, INC.

By:________________________________
Title:________________________________

SUMMIT MUTUAL FUNDS, INC.

By:________________________________
Title:________________________________

SCHEDULE I

Summit Zenith Portfolio
Summit Lifestyle ETF Market Strategy Target Portfolio
Summit Lifestyle ETF Market Strategy Aggressive Portfolio
Summit Lifestyle ETF Market Strategy Conservative Portfolio
Summit Natural Resources Portfolio
Summit Inflation Protected Plus Portfolio
Summit S&P 500 Index Portfolio
Summit MidCap S&P 400 Index Portfolio
Summit Russell 2000 Small Cap Index Portfolio
Summit EAFE International Index Portfolio
Summit NASDAQ-100 Index Portfolio
Summit Lehman Aggregate Bond Index Portfolio
Summit Balanced index Portfolio
Summit Large Cap Growth Fund
Calvert High Yield Bond Fund
Calvert Short-term Government Fund

SCHEDULE II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Distribution Fee
	Class A1	Class F	Class I
Summit Zenith Portfolio	N/A	N/A	N/A
Summit Lifestyle ETF Market Strategy Target Portfolio	N/A	N/A	N/A
Summit Lifestyle ETF Market Strategy Aggressive Portfolio	N/A	N/A	N/A
Summit Lifestyle ETF Market Strategy Conservative Portfolio	N/A	N/A	N/A
Summit Natural Resources Portfolio	N/A	N/A	N/A
Summit Inflation Protected Plus Portfolio	N/A	N/A	N/A
Summit S&P 500 Index Portfolio	N/A	N/A	N/A
Summit MidCap S&P 400 Index Portfolio	N/A	N/A	N/A
Summit Russell 2000 Small Cap Index Portfolio	N/A	N/A	N/A
Summit EAFE International Index Portfolio	N/A	N/A	N/A
Summit NASDAQ-100 Index Portfolio	N/A	N/A	N/A
Summit Lehman Aggregate Bond Index Portfolio	N/A	N/A	N/A
Summit Balanced index Portfolio	N/A	N/A	N/A
Summit Large Cap Growth Fund	N/A	N/A	N/A
Calvert High Yield Bond Fund	N/A	N/A	N/A
Calvert Short-term Government Fund	N/A	N/A	N/A

___________________________

1  Distributor reserves the right to waive all or a portion of the distribution fee from time to time.

SCHEDULE III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee
	Class A2	Class F	Class I
Summit Zenith Portfolio	N/A	N/A	N/A
Summit Lifestyle ETF Market Strategy Target Portfolio	N/A	N/A	N/A
Summit Lifestyle ETF Market Strategy Aggressive Portfolio	N/A	N/A	N/A
Summit Lifestyle ETF Market Strategy Conservative Portfolio	N/A	N/A	N/A
Summit Natural Resources Portfolio	N/A	N/A	N/A
Summit Inflation Protected Plus Portfolio	N/A	N/A	N/A
Summit S&P 500 Index Portfolio	N/A	N/A	N/A
Summit MidCap S&P 400 Index Portfolio	N/A	0.20%	N/A
Summit Russell 2000 Small Cap Index Portfolio	N/A	0.20%	N/A
Summit EAFE International Index Portfolio	N/A	0.20%	N/A
Summit NASDAQ-100 Index Portfolio	N/A	N/A	N/A
Summit Lehman Aggregate Bond Index Portfolio	N/A	N/A	N/A
Summit Balanced index Portfolio	N/A	N/A	N/A
Summit Large Cap Growth Fund	0.25%	N/A	N/A
Calvert High Yield Bond Fund	0.25%	N/A	N/A
Calvert Short-term Government Fund	0.25%	N/A	N/A

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2   Distributor reserves the right to waive all or a portion of the service fees from time to time.